                                                                   EXHIBIT 10.39








                                  LEASE BETWEEN


                               G.S. 505 PARK, LLC

                                       and

                                PLD TELEKOM INC.








            PREMISES:   Entire Twenty-First and
                        Twenty-Second (21st and 22nd) Floors
                        505 Park Avenue
                        New York, New York
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                                TABLE OF CONTENTS

LEASE

Article                                                                 Page No.


1.   COMMENCEMENT OF TERM....................................................  1
2.   OCCUPANCY...............................................................  1
3.   RENT....................................................................  2
4.   DEFINITIONS.............................................................  3
5.   ADJUSTMENTS OF RENT.....................................................  4
6.   LATE PAYMENT CHARGE.....................................................  9
7.   ALTERATIONS.............................................................  9
8.   SERVICES PROVIDED BY LANDLORD - REPAIRS, WATER,
9.   ELEVATORS, HEAT, CLEANING, AIR CONDITIONING............................. 11
10.  WINDOW CLEANING......................................................... 14
11.  REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS........................ 14
12.  SUBORDINATION........................................................... 15
13.  PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY...................... 16
14.  DESTRUCTION, FIRE AND OTHER CASUALTY.................................... 17
15.  EMINENT DOMAIN.......................................................... 19
16.  ASSIGNMENT, MORTGAGE, ETC............................................... 19
17.  ELECTRIC CURRENT........................................................ 24
18.  ACCESS TO PREMISES...................................................... 26
19.  VAULT, VAULT SPACE, AREA................................................ 26
20.  BANKRUPTCY.............................................................. 27
21.  DEFAULT................................................................. 27
22.  REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION........................... 28
23.  FEES AND EXPENSES....................................................... 30
24.  NO REPRESENTATIONS BY LANDLORD.......................................... 30
25.  END OF TERM............................................................. 30
26.  QUIET ENJOYMENT......................................................... 31
27.  FAILURE TO GIVE POSSESSION.............................................. 31
28.  NO WAIVER............................................................... 31
29.  WAIVER OF TRIAL BY JURY................................................. 32
30.  INABILITY TO PERFORM.................................................... 32
31.  CAPTIONS................................................................ 32
32.  ADJACENT EXCAVATION -- SHORING.......................................... 32
33.  RULES AND REGULATIONS................................................... 33
34.  SECURITY................................................................ 33
35.  SUCCESSORS AND ASSIGNS.................................................. 34
36.  INSURANCE............................................................... 35
37.  BROKERAGE............................................................... 35
38.  ESTOPPEL CERTIFICATE.................................................... 35
39.  HOLDING OVER............................................................ 36
40.  NOTICES................................................................. 36
41.  INTENTIONALLY OMITTED................................................... 37
42.  INTENTIONALLY OMITTED................................................... 37
43.  CERTAIN RIGHTS RESERVED TO LANDLORD..................................... 37
44.  HAZARDOUS MATERIALS..................................................... 37
45.  MISCELLANEOUS........................................................... 37

EXHIBIT A - LEASED PREMISES
EXHIBIT B - RULES AND REGULATIONS
EXHIBIT C - CLEANING SPECIFICATIONS
EXHIBIT D - ENGINEER'S REPORT
EXHIBIT E - NONDISTURBANCE AGREEMENT


                                      - i -
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            AGREEMENT OF LEASE, made as of this 15th day of October, 1998, between G.S. 505 PARK, LLC having an address c/o Glorious Sun (New York) Inc., 70 West 40th Street, 3rd Floor, New York, New York 10018, party of the first part (hereinafter referred to as "Landlord" or as "Owner"), and PLD TELEKOM INC., a Delaware corporation, having an address at 505 Park Avenue, New York, New York, party of the second part (hereinafter referred to as "Tenant"),

            WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire twenty-first and twenty-second (21st and 22nd) floors substantially as shown on the floor plan annexed hereto as Exhibit A and made a part hereof (the "Premises," "premises" or "demised premises") in the building known as 505 Park Avenue, New York, New York (the "Building" or "building"; said Building together with the land on which it is located (the "Land") and all other improvements thereon being called the "Property"), on the terms and conditions hereinafter set forth.

            The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:


COMMENCEMENT OF TERM:

            1.    (A) The Term shall commence on the later of (i) date hereof or
(ii) the date upon which Landlord shall give notice to Tenant that Landlord has received its mortgagee's approval of this Lease pursuant to Section 11(B) below, (such later date shall be referred to herein as the "Commencement Date"), and shall end on the last day of the month in which occurs the eighty-sixth (86th) monthly anniversary of the Commencement Date (the "Expiration Date") or until such term shall sooner cease and terminate as herein provided.

                  (B) Except as expressly set forth herein, Tenant shall accept possession of the Premises in its "as is" condition, and Landlord shall be under no obligation to make any changes, improvements, or alterations to the Premises. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence as against Tenant that Tenant shall have accepted possession of the Premises and that the Premises shall be in good and satisfactory condition at the time such occupancy shall be so taken.


OCCUPANCY:

            2. (A) Tenant shall use and occupy the demised premises for executive and general offices and for no other purpose whatsoever. Tenant shall not use the Premises or any part thereof for:

                  (i)      sale at retail of any products or materials;

                  (ii)     the conduct of a public auction of any kind;

                  (iii) the conduct of a bank, trust company, savings bank, safe deposit, savings and loan association or bank or any branches of any of the foregoing or a loan company business;

                  (iv) the issuance and sale of traveler's checks, foreign drafts, letters of credit, foreign exchange or domestic money order or the receipt of money for transmission;

                  (v)      an employment agency;
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                  (vi)     product display activities (such as those of a
                           manufacturers' representative);

                  (vii) offices or agencies of a foreign government or political subdivisions thereof;

                  (viii) offices of any governmental bureau or agency of the United States or any state or political subdivision thereof;

                  (ix) offices of any public utility company, other than corporate, executive or legal staff offices;

                  (x) data processing services rendered primarily to others than Tenant and which are not strictly ancillary to Tenant's business;

                  (xi)     health care professionals;

                  (xii) schools or other training or educational uses (other than those which are strictly ancillary to Tenant's business, such as training of Tenant's personnel);

                  (xiii) clerical support concerns rendering clerical support services primarily to others than Tenant or performing functions other than those which are strictly ancillary to Tenant's business;

                  (xiv) reservation centers for airlines or for travel agencies;

                  (xv) broadcasting centers for communications firms, such as radio and television stations; and

                  (xvi) any other use or purpose which, in the reasonable judgment of Landlord, is not in keeping with the character and dignity of the Property.

                  (B) Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulations or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Property or concerning its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner, or anything to be brought into or kept therein, which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Property as a high quality office building, or which will impair or interfere or tend to impair or interfere with any of the services performed by Landlord for the Property. In any event, Landlord makes no representation as to the condition of the Premises and Tenant agrees to accept the same subject to violations whether or not of record.


RENT:

            3. (A) Tenant shall pay Minimum Rent (as hereinafter defined) at an annual rental rate as hereinafter provided, together with all other sums of money as shall become due and payable by Tenant under this Lease (hereinafter called


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
"additional rent" or "Additional Rent") which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this Lease be a renewal). The Minimum Rent and Additional Rent are collectively referred to herein as the "rent".

                  (B) Tenant shall pay minimum annual rent, inclusive of any payment for electricity pursuant to Article 16 hereof (the "Minimum Rent"), as follows:

                        (i) Four Hundred Ninety-One Thousand Twenty-Nine Dollars
            ($491,029) per annum for the period beginning on the Commencement Date and ending on the last day of the month in which occurs the forty-fourth (44th) monthly anniversary of the Commencement Date payable in advance in equal monthly installments of $40,919.08; and

                        (ii) Five Hundred Eleven Thousand Seventy-One Dollars
            ($511,071) per annum for the period beginning on the first day of the month in which occurs the forty-fifth (45th) monthly anniversary of the Commencement Date and ending on the Expiration Date, payable in advance in equal monthly installments of $42,589.25.

                  (C) If the Minimum Rent hereunder shall commence on any day other than the first day of a calendar month, the Minimum Rent for such calendar month shall be prorated.

                  (D) Notwithstanding the foregoing, the Minimum Rent payable by Tenant in an amount equal to $38,413.83 per month (the "Abatement Amount") shall be abated for a period of two months from the Commencement Date (hereinafter called the "Abatement Period"). Tenant acknowledges, however, that if this Lease shall terminate due to a default by Tenant hereunder or if this Lease shall be rejected in the case of a bankruptcy, the Minimum Rent otherwise abated pursuant to this paragraph shall be immediately due and payable.


DEFINITIONS:

            4. The following definitions shall have the meanings set forth below:

                  (A) The term "office", or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of a lease of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any


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
and all covenants and obligations of Landlord, hereunder. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. The term "business days" as used in this Lease shall exclude Saturdays (except such portion thereof, if any, as is covered by specific hours in Article 8 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

                  (B) "Brokers" shall mean Cushman & Wakefield, Inc.

                  (C) "Legal Requirements" shall mean all laws, codes, statutes and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force.


ADJUSTMENTS OF RENT:

            5.    (A) Definitions as used herein:

                        (i) "Taxes" shall mean (1) all real estate taxes or
                  other tax imposed in substitution thereof, assessments (including for any Business Improvement District), and other governmental impositions and charges of every kind whatsoever, nonrecurring as well as recurring, special or extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall be levied, assessed or imposed, or become due and payable or become liens upon, or arise in connection with the use, occupancy or possession of, the Property or any part thereof or interest therein during the term of this Lease, and (2) all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Landlord in contesting the assessment of the Property for real estate tax purposes or in otherwise contesting the amount of any of the real estate taxes or other governmental charges described above, but "Taxes" shall not include any franchise, profit, estate, inheritance or income tax imposed on Landlord. If, due to a change in the method of taxation of any tax which would otherwise constitute Taxes, a new or additional tax, however designated, shall be levied against Landlord, and/or the Property, in addition to or in substitution, in whole or in part, for any tax which would otherwise constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

                        (ii) "Tax Base" shall mean the Taxes, as finally
                  determined, for the July 1, 1998 to June 30, 1999 Tax Year.

                        (iii) "Base Operating Expenses" shall mean Operating
                  Expenses for calendar year 1998.

                        (iv) "Tenant's Proportionate Share" shall mean 5.01%.


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
                        (v) "Tax Year" shall mean each period of twelve months,
                  commencing on the first day of July, in which occurs any part of the Term or such other period as may hereafter be adopted as the fiscal year for real estate tax purposes of The City of New York.

                        (vi) "Landlord's Tax Statement" shall mean an annual
                  statement setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article 5.

                  (B) PAYMENTS - TAX ESCALATIONS.

                        (i) If Taxes payable in any Tax Year shall exceed the
                  Tax Base, Tenant shall pay as additional rent a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Tax Base.

                        (ii) Landlord may bill Tenant monthly for one-twelfth
                  (1/12th) of the estimated increases in the current year in Taxes over the Tax Base. Any refund due Tenant resulting from over-estimates of actual Taxes shall be made within 45 days of receipt of actual tax amounts. Landlord shall have the sole right to institute tax reduction proceedings.

                        (iii) If the Tax Year shall be changed during the Term,
                  any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be equitably apportioned.

                  (C) PAYMENTS - OPERATING EXPENSES.

                        (i) "Operating Expenses" shall mean the aggregate of all
            costs and expenses (including taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation and maintenance of the Property, except as provided herein. Operating Expenses shall be calculated on the accrual basis of accounting and shall include, without limitation, the following expenses:

                  (a) salaries, wages, pension and welfare payments or contributions and all medical, insurance and other fringe benefits paid to, for or with respect to all persons (whether they be employees of Landlord, its managing agent or any independent contractor) for their services in the operation (including, without limitation, security services), maintenance, repair or cleaning of the Property, and payroll taxes, workers' compensation, uniforms and dry cleaning costs for such persons;

                  (b) payments under service contracts with independent contractors for operating (including, without limitation, providing security services), maintaining, repairs, or cleaning of the Property or any portion thereof or any fixtures or equipment therein;

                  (c) all costs or charges for steam, heat, ventilation, air conditioning and water (including sewer rents) furnished to the Property and/or used in the operation of the Property and all costs or charges for electricity furnished to the public and service areas of the Property and/or used in the operation of the service facilities of the Property, including any taxes on any such utilities;

                  (d) repairs and replacements which are appropriate to the continued operation of the Property as a first-class Manhattan office building and are not capitalized (to the extent the cost of any such repair and/or replacement is capitalized, paragraph (j) below shall apply);

                  (e) cost of lobby decoration, and painting and decoration of non-tenant areas;

                  (f) cost of snow removal and landscaping in and about the Property;

                  (g) cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance and repair of the Property and charges for telephone service for the Property;

                  (h) financial expenses incurred in connection with the operation of the Property, such as insurance premiums, including, without limitation, liability insurance, fire and other casualty insurance, rent insurance and any other insurance that is then generally carried by owners of major first-class office buildings in Manhattan or may be required by the holder of any mortgage on the Property, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in connection with the leasing of space in the Property or any "landlord-tenant" matters), auditing and other professional fees and expenses, association dues and other ordinary and customary financial expenses incurred in connection with the operation of the Property;

                  (i) reasonable and customary management fees payable to a management company (which may be owned or controlled by Landlord or Landlord's principals);

                  (j)   the cost of capital improvements made by Landlord either
                        (1) to reduce Operating Expenses, but only to the extent of savings actually realized, or (2) pursuant to any Legal Requirements enacted after the date hereof, which cost shall be included in Operating Expenses for the lease year in which such improvement is made, provided that to the extent the cost of such capital improvement is capitalized, such cost shall be amortized on a straight-line basis over the useful life thereof, and the annual amortization of such capital improvement shall be included in Operating Expenses;

                  (k) rental payments made for equipment used in the operation and maintenance of the Property;

                  (l) the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Property; and

                  (m) all other reasonable and necessary expenses paid in connection with the operation, maintenance, repair and cleaning of the Property which are properly chargeable against income.

            Landlord may use related or affiliated entities to provide services or furnish material for the Property provided that the rates or fees charged by such entities are reasonably competitive with those charged by unrelated or unaffiliated entities in the Borough of Manhattan for the same services or materials.

            The following costs and expenses shall be excluded from Operating
            Expenses: (1) real estate taxes; (2) debt service, amortization of principal and penalties, refinancing costs, or ground rent under any ground lease; (3) leasing commissions and expenses; (4) the cost of electrical energy or other utilities furnished directly to the tenants of the Property and the administrative costs in connection therewith; (5) the cost of tenant installations and decorations incurred in connection with preparing space for any tenant or any other occupant (including the cost of removing tenant installation or demolition of tenanted space); (6) salaries or fringe benefits of personnel above the grade of building manager; (7) the cost of any item to the extent to which such cost is reimbursed to Landlord by tenants of the Property (other than pursuant to this Article) or through insurance or condemnation proceeds, or third parties; (8) depreciation of the Property, amortization (except as provided above) and other non-cash charges; (9) repairs or other work due to fire or other casualty; (10) legal fees related to "landlord-tenant" matters, including lease negotiations and litigation; and (11) advertising or promotional expenses.

                        (ii) For each calendar year during the term of this
            Lease, Tenant shall pay to Landlord as Additional Rent for the Premises an amount equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such calendar year exceed Base Operating Expenses (such excess being referred to herein as the "Operating Excess").

                        (iii) On account of its obligations in respect of
            Operating Expenses, Tenant shall pay to Landlord, monthly, in advance, together with each monthly installment of Minimum Rent, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the Operating Excess for the preceding lease year. Such amount may be adjusted by Landlord not more than once a year, at any time during the term hereof, on notice to Tenant, to an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the Operating Excess with respect to the preceding lease year plus one-twelfth (1/12th) of Landlord's good-faith estimate of the amount by which Tenant's Proportionate Share of the Operating Excess will increase during the current lease year.

                        (iv) Within one hundred eighty (180) days following the
            end of each calendar year, Landlord shall furnish to Tenant a written statement ("Landlord's Operating Statement") in reasonable detail covering the calendar year just expired showing the total Operating Expenses for such calendar year, the amount of Tenant's Proportionate Share of the Operating Excess for such year, and payments, if any, made by Tenant with respect thereto.

            (D) In the event that the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or a calendar year, then, in such event, in applying the provisions of this Article with respect to any Tax Year (for the purpose of calculating Tenant's share of Taxes) or calendar year (for the purpose of calculating Tenant's share of Operating Expenses), appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article taking into consideration that the lease expiration date occurred during a partial lease year.

                  (E) In no event shall the Minimum Rent ever be reduced by operation of this Article 5. Landlord's failure to render a Landlord's Tax Statement with respect to any Tax Year or a Landlord's Operating Statement with respect to any calendar year, respectively, shall not prejudice Landlord's right to thereafter render a Landlord's Tax Statement or Landlord's Operating Statement with respect thereto or with respect to any subsequent Tax Year or calendar year.

                  (F) Each of Landlord's Tax Statements and Landlord's Operating Statements shall be conclusive and binding upon Tenant unless (i) pending the determination of such dispute by agreement or otherwise, Tenant shall pay additional rent in accordance with the applicable Landlord's Tax Statement and/or Landlord's Operating Statement, as the case may be, without prejudice to Tenant's position, and (ii) within sixty (60) days after receipt of such Landlord's Tax Statement and/or Landlord's Operating Statement, Tenant shall notify Landlord in writing that it disputes the correctness thereof. In the event of such a dispute, Tenant may, upon fourteen (14) days' prior notice, elect to have Tenant's designated (in Tenant's dispute notice) certified public accountant who is a member of a recognized firm of certified public accountants examine during business hours, at Landlord's office or at such other location in The City of New York as Landlord may designate, such of Landlord's books and records Tenant as are directly relevant to the Landlord's Statement in question. In connection with any examination by Tenant of Landlord's books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person except as may be required by law or in connection with any dispute with Landlord under this Lease relating thereto. Each party shall be responsible for its own fees in connection with such dispute, except that if it shall be finally determined pursuant to this Section 5F that the Landlord's Tax Statement and/or Landlord's Operating Statement (i) overstated Tenant's Operating Payment by more than 5%, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant with respect to such dispute and (ii) overstated Tenant's Operating Payment by less than 3%, Tenant shall reimburse Landlord for the reasonable costs and expenses incurred by Landlord with respect to such dispute.

                  (G) Tenant's obligations under this Article shall survive the expiration or earlier termination of the term of this Lease.


LATE PAYMENT CHARGE:

            6. (A) If Tenant shall fail to make any payment of Minimum Rent or Additional Rent for more than five (5) days after the same is due and payable, Tenant shall pay a late payment charge of $.05 for each $1.00 which remains unpaid to compensate Landlord for additional expenses in processing such late payment. In addition, if Tenant fails to pay any Minimum Rent or Additional Rent when due, Tenant shall pay interest thereon from the date due until the date paid at an annual rate of 10%, and such interest shall be deemed to be Additional Rent hereunder.

                  (B) If any check of Tenant shall be returned for insufficient funds, there shall be an additional charge to Tenant of $50.00 and, thereafter, at the request of Landlord, Tenant shall make all payments required hereunder by certified or official bank check only.


ALTERATIONS:

            7. (A) Tenant shall make no changes in or to the demised premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements ("Alterations") which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors, mechanics, engineers and architects reasonably acceptable to Landlord. Tenant agrees that all Alterations shall be performed by Tenant in accordance with Landlord's Uniform Rules and Regulations for Alterations. Tenant agrees to use Landlord's approved engineer for the Building for the preparation of all construction documents and drawings pertaining to any Alterations and to use Landlord's architect to file all plans with and obtain all required permits from appropriate governmental authorities. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of this Lease, at Tenant's expense. Nothing in this article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation, other than as a result of reasonable wear and tear and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the premises by Landlord at Tenant's expense. Provided Tenant so requests in writing when submitting its plans to Landlord for Landlord's approval, Landlord shall advise Tenant as to whether Tenant will be required to remove the alterations set forth in such plans at the end of the term. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law.

                  (B) Tenant agrees that with respect to the performance by Tenant of any Alterations costing in excess of $10,000, Tenant shall pay to Landlord, as additional rent hereunder, promptly upon being billed therefor, a sum equal to Landlord's actual out-of-pocket costs and expenses including, without limitation, the fees of any architect or engineer employed by Landlord, indirect costs, field supervision and coordination in connection therewith.

            (C) (i) Before proceeding with any Alteration estimated to cost in excess of $25,000.00, Tenant shall furnish to Landlord one of the following (as selected by Landlord): (a) a cash deposit or (b) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord), or (c) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company which is a member of the New York Clearing House Association in a form reasonably satisfactory to Landlord; each in an amount equal to one hundred twenty (120%) percent of the estimated cost of the Alteration.

                  (ii) Upon (a) the completion of the Alteration in accordance with the terms of this Article and (b) the submission to Landlord of proof evidencing the payment in full for said Alteration including, but not limited to, delivery of Waivers of Mechanic Liens (as defined below), the security deposited with Landlord (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Landlord has drawn on the same) shall be returned to Tenant.

                  (iii) Upon the Tenant's failure to properly perform, complete and fully pay for the said Alteration, as reasonably determined by Landlord, for ten (10) days after notice (except in the event of an emergency in which event there shall be no notice), Landlord shall be entitled to draw on the security deposited under this Article and Article 33 to the extent it deems necessary to complete any incomplete or otherwise hazardous Alteration, to effect any necessary restoration and/or protection of the Premises or the Real Property and to apply such funds to the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this Article and the Lease relating to Alterations and repairs, including the satisfaction of any mechanic's lien.

                  (D) If in connection with any Alterations Tenant shall hire the services of any contractor or construction manager, Tenant shall enter into an agreement with such party which shall provide that such contractor or construction manager, as well as all subcontractors, materialmen and suppliers hired in connection therewith (all of the foregoing known collectively as the "Contractors"), shall upon receiving any payment respecting such Alterations deliver to Tenant a duly executed Waiver of Mechanic's Lien evidencing payment in full for the cost of work, labor and/or services theretofore furnished. Said Waivers of Mechanic's Lien shall name the Landlord and Tenant as the beneficiaries of such Waivers and shall be in a form reasonably acceptable to Landlord. Prior to the commencement of any Alterations, a form of the Waiver of Mechanic's Lien to be given by each such Contractor must be approved by Landlord.

                  (E) All Alterations shall be performed by Tenant in compliance with the Rules and Regulations, all applicable requirements of insurance bodies, and with Legal Requirements and the same shall be diligently performed in a good and workmanlike manner.

                  (F) Tenant agrees that Tenant will not at any time during the term hereof, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance and/or operations of the Building or any part thereof.


SERVICES PROVIDED BY LANDLORD - REPAIRS, WATER,
ELEVATORS, HEAT, CLEANING, AIR CONDITIONING:

            8. (A) Repairs. (i) Landlord shall maintain and promptly repair the public portions of the building, both exterior and interior. Tenant shall, throughout the term of this Lease, take good care of the demised premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the demised premises or to any other part of the building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after ten days' notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be collectible as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the demised premises and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 13 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this
Article 8 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 13 hereof.

                  (ii) Landlord reserves the right, upon reasonable prior notice if reasonably practicable under the circumstances, to stop or reduce service of any of the elevator, plumbing, heating, ventilating, air-conditioning, sanitary, sprinkler, water, power or other Property systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, order or regulations or any other reason beyond the control of Landlord.

                  (B) HVAC. (i) Landlord shall, subject to energy conservation requirements of governmental authorities, supply heating, ventilation, and air conditioning to the Premises from 8:00 AM to 6:00 PM on business days. Landlord will, when and to the extent reasonably requested by Tenant, furnish additional air conditioning and ventilation services and Tenant will pay Landlord's Building standard charge therefor. The Building standard heating ventilation and air conditioning system (the "HVAC system") is designed to meet the following specifications:

            Winter Design                     72 degrees Fahrenheit
            (ASHRAE (1985) -                  inside when no less than 11
                                              degrees Fahrenheit outside;
                                              humidity control so as not
                                              to cause condensation on
                                              the inside of the windows.

            Summer Design                     74 degrees Fahrenheit and
            (ASHRAE (1985) -                  50% relative humidity
                                              inside when no more than 86
                                              degrees Fahrenheit outside
                                              air temperature.

            During the hours set forth above on business days (and during any other hours when the same is provided at Tenant's request and expense pursuant to this Section 8(B)), the HVAC system will supply outside air at no less than
0.133 CFM per rentable square foot of space in the Premises.

            Temperature performance measured 2 feet from inside mullion and 5 feet above floor.

            Notwithstanding the foregoing provisions of this Section 8B, Landlord shall not be responsible if the normal operation of the HVAC system shall fail to provide air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portion of the Premises
(i) which shall have an electrical load in excess of 4.5 watts per usable square foot of Premises area for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one (1) person per one hundred twenty-five (125) usable square feet of Premises area, or (ii) because of any arrangement of partitioning or other improvements made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Whenever such HVAC system is in operation, Tenant agrees to draw the blinds or other window coverings. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, air conditioning and ventilation system. Landlord shall maintain in good working order the HVAC system serving the demised premises, provided the need for such maintenance does not arise as a result of the negligence or misuse of Tenant. No representation is made by Landlord with respect to the adequacy or fitness of such air conditioning or ventilation to maintain temperatures as may be required for, or because of, the operation of any computer, data processing or other equipment of Tenant, and where air conditioning or ventilation is required for any such purpose, Landlord assumes no responsibility, and shall have no liability, for any loss or damage, however sustained, in connection therewith.

            (ii) Landlord and Tenant acknowledge that there is a three (3) ton supplemental HVAC unit located on the twenty-first (21st) floor which services a portion of the 21st floor portion of the Premises. Tenant shall be obligated to pay Landlord, as Additional Rent, for condenser water for such unit at the rate of $500 per ton per year. Such payment shall be payable on an annual basis within ten (10) days from written demand thereof. The above charges are subject to increase from time to time during the term of the Lease in direct proportion to increase(s) in costs incurred by Landlord attributable thereto. Landlord represents and warrants that such unit shall be in good working order on the Commencement Date. Tenant shall, at its sole cost and expense, maintain the unit in good order and repair throughout the term of this Lease. Such maintenance obligations shall be performed throughout the term of this Lease, on Tenant's behalf by a reputable air conditioning maintenance company engaged by Tenant at its expense, and first approved by Landlord. In the event Tenant shall fail to engage an air conditioning maintenance company as aforesaid, Landlord may (but shall not be obligated to) perform such maintenance and/or engage an air conditioning maintenance company at Tenant's expense to perform the aforesaid maintenance to the unit, and Tenant shall pay on demand as Additional Rent hereunder all expenses incurred by Landlord in connection therewith. Notwithstanding the foregoing, provided Tenant has fulfilled all of its obligations with regard to obtaining a maintenance contract in connection with the unit as set forth in this paragraph and to the extent the need for the same shall not have resulted from Tenant's misuse of the unit or Tenant's negligence, if it becomes necessary to replace the unit during the Term, Landlord shall be responsible therefore and Tenant shall pay Landlord annually as additional rent during the balance of the Term an amount equal to what the annual amortization of such cost would be if it was capitalized and amortized on a straight-line basis over the useful life of the unit; otherwise, Tenant shall be responsible for such replacement at its expense. Tenant shall surrender the unit in good working order on the expiration or sooner termination of this Lease.

                  (C) Water. Landlord shall furnish adequate hot and cold water for drinking, lavatory and normal cleaning purposes. If Tenant uses water for any other purpose, Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purpose. Tenant shall reimburse Landlord on demand for the cost of cold water and hot water shown on such meters.

                  (D) Cleaning. Landlord shall cause the Premises, including the exterior and interior of the exterior windows, to be cleaned in a manner standard to the Property (which current standard is attached hereto as Exhibit C and is subject to change). Landlord shall not be required to clean any portions of the Premises used for the preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations or private lavatories or toilets (i.e., other than core bathrooms). Tenant shall pay to Landlord on demand the costs incurred by Landlord for (i) extra cleaning work in the Premises required because of (1) the act, omission, misuse or neglect of or by Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees, (2) use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than required in normal office areas, (3) interior glass partitions or unusual quantity of interior glass surfaces, other than those in place as of the date of this Lease, and (4) special materials or finishes on items installed by Tenant or its subtenants, (ii) collection and removal from the Premises and the Property of any refuse or rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy.

                  (E) Elevator. Landlord shall provide passenger elevator service to the Premises during business hours, and Landlord shall have at least one passenger elevator subject to call at all other times. If Tenant requires freight elevator service at any time, or more than one passenger elevator at any time other than during business hours, Landlord shall furnish such service upon not less than 48 hours' advance notice from Tenant, and Tenant shall pay to Landlord on demand Landlord's then established charges therefor. The use of the elevators shall be subject to the Rules and Regulations. Tenant may request that Landlord program the elevators servicing the demised premises so that the elevators do not provide access to the demised premises before 8:00 a.m. and after 6:00 p.m. on business days and at all times on non-business days. In such event, Tenant, its employees, agents and invitees will be allowed access to the demised premises during such periods provided they comply with Rule 18 of the Rules and Regulations attached hereto as Exhibit B, as well as such other rules or security requirements as Landlord may impose in its sole discretion.


WINDOW CLEANING:

            9. Tenant will not clean, nor require, permit, suffer or allow any window in the demised premises to be cleaned, from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.


REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

            10. Prior to the commencement of the Lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under this Lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its particular manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Notwithstanding the foregoing, during the Term Landlord shall, at Landlord's sole cost and expense and upon receipt of actual notice thereof from any governmental authority having jurisdiction thereof, perform any work necessary to cure any violations within the demised premises of the Americans with Disabilities Act (42 U.S.C. Section 12101 et. seq.), as the same may hereafter be amended ("ADA Violations"). Such obligation of Landlord to cure ADA Violations is subject, however, to the following conditions: (a) Tenant shall use reasonable efforts to prevent the occurrence of any ADA Violations and
(b) Tenant shall perform all work necessary to cure ADA Violations which arise out of Tenant's particular manner of use of the demised premises or any Alterations performed by or on behalf of Tenant and Landlord shall have no responsibility with respect thereto. Tenant may, after securing Landlord to

Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installation shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.


SUBORDINATION:

            11. The rights of Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases, and/or underlying leases, if any, now or hereafter in force against the Property, and to each and every mortgage or deed of trust which may now or hereafter be placed by Landlord on its interest in the Property, and to all increases, renewals, modifications, consolidations, replacements and extensions thereof. This Article is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination Tenant shall promptly execute such further instruments as may be requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instrument or instruments. To the extent not so provided by applicable law, in the event of the enforcement by such mortgagee of the remedies provided for by law or by the mortgage, if such mortgagee or any successors or assigns of such mortgagee shall, at its or their sole option, succeed to the interest of Landlord under this Lease, whether through possessory or foreclosure action or a deed in lieu of foreclosure, and this Lease shall not be terminated or affected by such foreclosure or any such proceedings, Tenant, at the election of such mortgagee or its successors or assigns, shall attorn to and recognize such mortgagee (or its successors or assigns) as its landlord upon the terms, covenants, conditions and agreements contained in this Lease to the same extent and in the same manner as if this Lease was a direct lease between such mortgagee (or its successors or assigns) and Tenant, except that such mortgagee (or its successors or assigns), whether or not it shall have succeeded to the interest of Landlord under this Lease, shall not (a) have any liability for refusal or failure to perform or complete any work required to be performed by Landlord under this Lease to prepare the demised premises for occupancy in accordance with the provisions of this Lease or otherwise, (b) be liable for any act, omission or default of any prior landlord under this Lease, (c) be subject to any offsets, claims or defenses which shall have heretofore accrued to Tenant against any prior landlord under this Lease, (d) be bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance, and/or (e) be bound by any cancellation, abridgement, surrender, modification or amendment of this Lease, without the prior written consent of such mortgagee or such successor in interest. Upon request by said successor in interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment. Landlord shall deliver to Tenant a non-disturbance agreement from the current mortgagee in the form of Exhibit E attached hereto simultaneously with the execution and delivery of this Lease. Landlord shall endeavor (without being obligated to commence any legal proceedings or otherwise to incur any costs in connection therewith) to obtain for the benefit of Tenant a non-disturbance agreement from any future mortgagee of Landlord's interest in the Property, on such mortgagee's standard form.


PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:

            12. (A) Neither Landlord nor Landlord's agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises for any damage to property of Tenant or of others entrusted to employees of the Building, nor for any injury to Tenant or to any other person or for any damage to, or theft or other loss of, any of Tenant's property or of the property of any other person resulting from any cause of whatsoever nature, unless due to the gross negligence of Landlord or Landlord's agents provided, however, that even if due to any such gross negligence of Landlord or Landlord's agents, Tenant waives, to the fullest extent permitted by law, any claim for consequential damages in connection therewith; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

                  (B) Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred in connection with or arising from (i) any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or (ii) the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees, or (iii) the use or occupancy of the Premises by Tenant or any person claiming under Tenant, or (iv) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees or licensees of Tenant or any such person, in or about the Premises or the Real Property. Tenant shall pay to Landlord as Additional Rent, within ten (10) days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section. Tenant's liability under this Lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

                  (C) Tenant shall look only to Landlord's estate and interest in the Building for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or liability by Landlord hereunder, and no other property or assets of Landlord and no property of any officer, employee, director, shareholder, partner or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the demised premises.

                  (D) The provisions of this Article shall survive the expiration or sooner termination of this Lease.


DESTRUCTION, FIRE AND OTHER CASUALTY:

            13. (A) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

                  (B) If the demised premises are partially damaged or rendered partially unusable (including Tenant's inability to have reasonable access to such unusable area, provided Tenant shall not occupy the unusable area) by fire or other casualty, the damages thereto shall be repaired promptly after receipt of insurance proceeds by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.

                  (C) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty (including Tenant's inability to have reasonable access to the demised premises, provided that Tenant shall not occupy the demised premises), then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Landlord, or reasonable access to the demised premises shall have then been restored, as the case may be, subject to Landlord's right to elect not to restore the same as hereinafter provided.

                  (D) If the demised premises are rendered wholly unusable (including Tenant's inability to have reasonable access to the demised premises) or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within 90 days after such fire or casualty specifying a date for the expiration of this Lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments or rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

                  (E) Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of Sections 13(B) and (C) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the premises are substantially ready for Tenant's occupancy.

                  (F) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

                  (G) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

                  (H) Notwithstanding anything herein to the contrary, if the demised premises are totally or substantially damaged, then Landlord (if it has not theretofore cancelled this Lease pursuant to the provisions of this Article) shall within ninety (90) days after such fire or casualty obtain and deliver to Tenant an estimate from a reliable contractor as to whether or not the demised premises can be repaired and restored under a normal working schedule within twelve (12) months from the date of such fire or casualty. If such estimate states that the demised premises cannot be so restored, Tenant may, within thirty (30) days after receipt of the estimate, upon thirty (30) days written notice to Landlord, elect to terminate this Lease as of the date set forth in such notice. If within twelve (12) months (such period to be extended (i) to the extent of delays caused by Tenant or (ii) for a maximum of two (2) months due to force majeure) after the fire or casualty, the demised premises have not been substantially restored by Landlord, Tenant may, within thirty (30) days after the end of such period, upon thirty
(30) days written notice to Landlord, cancel and terminate this Lease as of the date set forth in such notice. If Tenant exercises its right to terminate this Lease pursuant to this paragraph, this Lease shall terminate as of the date set forth in Tenant's notice as if such date were the stated Expiration Date of this Lease and Landlord shall have no further duty to repair and/or restore the demised premises. In addition, in the event such a casualty (i.e., total or substantial damage to the Premises) shall occur during the final twelve (12) months of the Term, and if Landlord's engineer estimates that it shall take more than ninety (90) days after such casualty to perform Landlord's restoration obligations under this Article 13, Tenant may, within thirty (30) days of such estimate being delivered to both parties hereto (time being of the essence), give written notice to Landlord of its intent to terminate this Lease, and if such restoration work shall not be substantially completed within ninety (90) days of the giving of such notice, this Lease shall terminate as of such thirtieth (30th) day following the casualty as if it were the Expiration Date. Also, in the event such a casualty shall occur during the final twelve (12) months of the Term, and if Landlord's engineer estimates that it shall take more than ninety (90) days after such casualty to perform Landlord's restoration obligations under this Article 13, Landlord may, within thirty (30) days of such estimate being delivered to both parties hereto (time being of the essence), give written notice to Tenant of its intent to terminate this Lease, and in such event, this Lease shall terminate as of such thirtieth (30th) day following the casualty as if it were the Expiration Date.


EMINENT DOMAIN:

            14. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of this Lease.


ASSIGNMENT, MORTGAGE, ETC.:

            15. (A) Except as otherwise provided in this Article, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

                  (B) If Tenant shall, at any time or times during the term of this Lease, desire to assign this Lease or sublet the demised premises in whole or in part, Tenant shall submit a written request therefor to Landlord, which request shall be accompanied by: (i) the material terms and conditions of the proposed assignment or subletting (but shall not be required to identify any proposed assignee or subtenant), (ii) a description of the proposed sublet space, and (iii) any other information as Landlord shall reasonably request (such information shall be referred to herein as the "Offer"). Such Offer shall be deemed an offer from Tenant to Landlord whereby Landlord (or, at Landlord's election, its designee) may terminate this Lease (but in the event of a proposed sublease with respect only to the space proposed to be sublet, in which event Landlord and Tenant shall enter into an agreement to account for the change in the financial obligations hereunder and other appropriate modifications), and Tenant shall vacate and surrender the demised premises (or the proposed space to be sublet, as the case may be) in accordance with the terms hereof as of the effective date of the proposed assignment or sublease (the "Termination Date") and the term of this Lease shall end (as to the entire Premises or with respect to the proposed sublet space, as the case may be) on the Termination Date as if such date were the Expiration Date. The aforesaid option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord, and during such thirty (30) day period, Tenant shall not assign this Lease or sublet the Premises to any person.

                  (C) In the event that Tenant complies with the provisions of paragraph (B) of this Article 15 and Landlord does not exercise the option provided to it hereunder within the time periods provided therefor, and provided that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment of this Lease or subletting of all or a part of the demised premises shall not be unreasonably withheld, provided the following conditions have been satisfied within one hundred eighty (180) days (the "180 Day Period") from the earlier of (i) the expiration of such thirty
(30) day period described in Section (B) or the date Landlord delivers notice to Tenant that Landlord elects not to exercise its option to lease the space:


                        (i) Tenant delivers to Landlord a conformed or
            photostatic copy of the executed proposed assignment or sublease, the effective or commencement date of which shall be not less than forty-five (45) nor more than ninety (90) days after the date of such delivery;

                        (ii) Tenant delivers to Landlord a statement setting
            forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises;

                        (iii) Tenant delivers to Landlord current financial
            information with respect to the proposed assignee or subtenant, including its most recent financial report;

                        (iv) the proposed assignee or subtenant is a reputable
            person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                        (v) neither (a) the proposed assignee or sublessee nor
            (b) any person that, directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or sublessee, is then an occupant or tenant of any part of the Building nor negotiating to lease space in the Building unless Landlord shall not then have comparable space in the Building available for leasing;

                        (vi) the proposed assignment or sublease shall be in
            form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 15;

                        (vii) the amount of the aggregate rent to be paid by the
            proposed subtenant is the result of an arm's length negotiation and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to paragraph (B) hereof;

                        (viii) Tenant shall reimburse Landlord on demand for all
            reasonable costs incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent;

                        (ix) Tenant shall not have advertised or publicized in
            any way the availability of the demised premises without prior notice to, and approval by, Landlord, which approval Landlord agrees not to unreasonably withhold, nor shall any advertisement state the rental rate or the name (as distinguished from the address) of the Building;

                        (x) any such subletting will result in there being no
            more than two (2) subtenants at the Premises;

                        (xi) no sublease shall be valid, and no subtenant shall
            take possession of the sublet premises until an executed counterpart of such sublease has been delivered to Landlord; and

                        (xii) each sublease shall expressly provide that it is
            subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of any termination, re-entry, or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (x) be liable for any previous act or omission of Tenant under such sublease, (y) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (z) be bound by any previous modification of such sublease or by any prepayment of more than one month's minimum rent or any additional rent then due.

            In the event that (a) any of the material terms of the proposed assignment or sublease document delivered to Landlord in accordance with paragraph (C)(i) of this Article 15 differ from the Offer previously delivered to Landlord, or (b) Tenant fails to submit the information required to be submitted to Landlord pursuant to this Section (C) within the 180 Day Period, or (c) the proposed assignee or subtenant shall then be a tenant of the Building, Tenant acknowledges and agrees such delivery of the assignment or sublease document shall be deemed a new Offer entitling Landlord to all of its rights pursuant to Section B of this Article 15.

                  (D) Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed.

                  (E) If Landlord shall give its consent to any assignment of this Lease or to any sublease of the demised premises, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

                        (i) in the case of an assignment, an amount equal to
            one-half of (i) all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment, including all sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other property less (ii) the reasonable expenses proven to have been incurred by Tenant in effecting the assignment; and

                        (ii) in the case of a sublease, one-half of (i) any
            rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the Minimum Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less (ii) the reasonable expenses proven to have been incurred by Tenant in effecting the sublease, appropriately pro rated over the term of the sublease. The sums payable under this paragraph (E) shall be paid to Landlord as and when payable by the subtenant to Tenant.

                  (F) A transfer of fifty (50%) percent or greater interest (whether stock, partnership or otherwise) of Tenant, or any permitted subtenant or assignee of this Lease shall be deemed to be an assignment of this Lease or such sublease, however accomplished, and whether in a single transaction or in any series of transactions, related or unrelated, to which the provisions this
Article 15 shall apply; provided, however, that any transfers of shares of Tenant (if Tenant is a corporation) pursuant to a public offering or a public sale of shares effected through the "over-the-counter" market or through any recognized public stock exchange or a through tender offer (provided in the case of a tender offer that (i) Tenant's shares shall, at the time such tender offer is made, be traded through the "over-the-counter" market or through any recognized public stock exchange and (ii) such tender offer is not being made in order to circumvent the requirements of this Article 15) shall not be deemed to be an assignment under this Lease.

                  (G) Notwithstanding anything herein to the contrary and provided the same is not being done in order to circumvent the requirements of this Article 15, Tenant may, upon not less than thirty (30) days' prior written notice but without Landlord's consent:

                              (i)  Assign this lease to a corporation or other
business entity then having a net worth at least equal to the greater of (x) that of Tenant as of the date of this Lease and (y) that of Tenant twelve (12) months prior to such merger or consolidation (herein called a "successor corporation") into or with which, Tenant shall be merged or consolidated or to which all or substantially all of Tenant's assets may be transferred, provided that such successor corporation shall have effectively assumed all of Tenant's obligations and liabilities, including those under this Lease, by operation of law, or appropriate instrument of merger, consolidation or transfer;

                              (ii)  Sublet the Premises to a corporation or
other business entity (herein called a "related corporation") which controls, is controlled by, or is under common control with, Tenant, but only for so long as said sublessee shall control, be controlled by, or be under the common control with, the Tenant. Tenant hereby covenants that such sublessee shall at all times remain a corporation or entity which shall control, be controlled by, or be under common control with Tenant (or that, upon or before its ceasing to have such status, the sublease will have been terminated and the subtenant shall have vacated the Premises) and a breach of such covenant shall constitute a material default under this Lease for which Tenant shall not be given any opportunity to cure;

                              (iii)  Permit any related corporation of Tenant to
use the Premises, or any part thereof, but only for so long as said occupant continues to be a related corporation. Tenant hereby covenants that such use may only continue for such period as such related corporation shall control, be controlled by or be under common control with Tenant (or that, upon or before its ceasing to have such status, the occupancy will have been terminated and the occupant shall have vacated the Premises) and a breach of such covenant shall constitute a material default under this Lease for which Tenant shall not be given an opportunity to cure; and

                              (iv) Assign this Lease to a related corporation
of Tenant. Tenant hereby covenants that subsequent to such assignment the assignee shall remain a corporation or entity which shall control, be controlled by or under common control with Tenant (or that, upon or before its ceasing to have such status, the assignment will have been terminated and the assignee shall have vacated the Premises) and a breach of such covenant shall constitute a material default under this Lease for which Tenant and such assignee shall not be given an opportunity to cure.

                  (H) Concurrently with assigning this Lease to a successor corporation, the making of a sublease to a related corporation, or permitting a related corporation to occupy all or part of the Premises, or assigning this Lease to a related corporation (all as set forth in Section (G) above, as the case may be), Tenant shall be required to submit proof that the successor corporation comes within the definition thereof, or that the sublessee, occupant or assignee is a related corporation, all in form satisfactory to Landlord. As used herein in defining related corporation, "control" must include over fifty (50%) percent of the stock or other voting interest of the controlled corporation or other business entity. Similar proof that such sublessee, occupant or assignee continues to be a related corporation shall be furnished by Tenant to Landlord within fifteen (15) days after written request therefor.

ELECTRIC CURRENT:

      16. (A) Electricity shall be provided to Tenant in the Premises on a so-called "rent inclusion" basis. Tenant agrees that the portion of the Minimum Rent set forth in Article 3 above presently attributed to the furnishing of electric current is the annual sum of $30,063.00 and is subject to increase as hereinafter provided. Landlord will furnish electricity to Tenant through presently installed electrical facilities for Tenant's reasonable use of such lighting, electrical appliances, air conditioning systems and equipment as presently exist or as Tenant may be permitted to install in the Premises, subject to Landlord's consent. Tenant agrees that an electrical engineer or utility consultant, selected by Landlord, may, from time to time during the Term, make a survey of the electric lighting and power load by metering or otherwise to determine Tenant's average monthly electrical energy consumption in the Premises ("Tenant's Electric Consumption") based upon (i) the connected load rating of each item consuming electric energy, (ii) Tenant's usage which shall be determined by multiplying the connected load rating of each item by the hours of usage as determined by the consultant, and (iii) the electric rate charged for such load in the service classification in effect on the Commencement Date pursuant to which Landlord then purchased electric current for the entire Property from the public utility corporation (or any successor thereto), inclusive of all surcharges or taxes thereon including any sales tax as a result of the resale of such energy to Tenant. The findings of such engineer or consultant as to the proper Minimum Rent increase based on Tenant's Electric Consumption shall be conclusive and binding upon the parties and the amount thereof shall be added to the Minimum Rent payable monthly on the first day of each and every month in advance for each month from the date the change in electrical energy consumption occurred (as determined by Landlord's electrical engineer or utility consultant). If the electric rates on which the initial determination of said consultant were based shall be increased, then the Minimum Rent attributable to electricity shall be increased in the same percentage, retroactive if necessary to the date of such increase in such electric rates. In no event shall the Minimum Rent or any portion of the Minimum Rent attributable to the furnishing of electric current ever be reduced by operation of this
Article 16.

            (B) In the event Tenant shall dispute any findings under this Article of the engineer or consultant designated by Landlord, Tenant may, within thirty (30) days of receiving notice of such findings, designate by notice to Landlord an independent engineer or utility consultant to make, at Tenant's sole cost and expense, another determination of the average monthly electrical consumption or the value to Tenant of the potential additional energy to be made available to Tenant, as the case may be. If the electrical engineer or utility consultant selected by Tenant shall determine that such consumption or value, as the case may be, of such electrical energy is less than as determined by Landlord's engineer or consultant and the two are unable to adjust such difference within twenty (20) days after the determination made by Tenant's engineer or consultant is delivered to Landlord, the dispute shall be resolved by arbitration in accordance with the rules of the American Arbitration Association. Pending a final determination pursuant to such arbitration however, Tenant shall pay to Landlord for such electrical energy based on the determination of Landlord's engineer or consultants; and if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. In any such arbitration, the third arbitrator to be appointed shall be an electrical engineer having at least five years experience in similar matters in New York City. If Tenant shall not dispute the findings as provided in this Section, the determination by Landlord's engineer or consultants shall be deemed final and conclusive. In no event shall the Minimum Rent or any portion thereof attributable to the furnishing of electrical energy ever be reduced by operation of this Section 16B.

            (C) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy, or other utilities furnished to the demised premises, except for any actual physical damage to Tenant's property by reason of any such failure or defect which is caused by Landlord's negligence and then only after actual notice, as provided in Article 39. Tenant's use of electric energy in the demised premises shall not at any time exceed that portion of the capacity allocable to Tenant of (i) the existing feeders to the Building or the electricity available to Tenant through then existing risers or wiring installations to the Premises or (ii) any of the electrical conductors, machinery and equipment in or otherwise serving the demised premises (in any event, giving due consideration to the needs of existing and potential tenants using the same risers, wiring installations or other equipment, as well as to Landlord's electrical needs in connection with the operation of the Building and the provision of emergency services). In order to ensure that such capacity is not exceeded, Tenant agrees not to connect any additional electrical equipment, fixtures, machinery or appliances of any type to the Building electric distribution system, other than lamps, typewriters, personal computers, copy machines, fax machines, teleconferencing equipment and other customary office machines which consume comparable amounts of electricity, without Landlord's prior written consent. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same will not interfere with Landlord's present or anticipated future electrical needs with respect to the Building and/or existing or future tenants of the Building or cause permanent damage or injury to the Building or entail excessive or unreasonable alterations or interfere with or disturb other tenants.

            (D) Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon not less than sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent that they are available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall not be obligated to pay any part of the cost required for Tenant's direct electric service. From and after the date of such discontinuance, the Minimum Rent payable under this Lease shall be reduced to the amount which would then have been payable as Minimum Rent as of such date, but for the adjustments for electrical energy under this Article. Notwithstanding the foregoing, Landlord shall continue to provide such service for so long as legally allowed provided that Tenant is diligently trying to obtain such service directly from the utility company servicing the Building.

            (E) Tenant acknowledges that it shall, at its sole cost and expense, furnish, install and replace all light bulbs, light fixtures, tubes, lamps, starters and ballasts required in the Premises.

ACCESS TO PREMISES:

      17. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Landlord shall use reasonable efforts to cause such work to be conducted in a manner so as not to unreasonably interfere with Tenant's business (except that Landlord shall have no obligation to employ overtime labor or to incur any extraordinary costs in connection therewith). Throughout the term hereof Landlord shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last year of the term for the purpose of showing the same to prospective tenants upon reasonable prior notice which may be telephonic. If Tenant is not present to open and permit an entry into the premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly in the event of an emergency and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last ninety (90) days of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.


VAULT, VAULT SPACE, AREA:

      18. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.


BANKRUPTCY:

      19. (A) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article 19 shall be applicable only to the party then owning Tenant's interest in this Lease.

      (B) It is stipulated and agreed that in the event of the termination of this Lease pursuant to Section 19(A) hereof, Owner shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by Owner for unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.


DEFAULT:

      20. (A) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of Minimum Rent or additional rent; or if the demised premises become vacant or deserted; or if the demised premises are damaged by reason of negligence of Tenant, its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Landlord and Tenant; or if Tenant shall fail to move into or take possession of the premises within sixty (60) days after the commencement of the term of this Lease, of which fact Landlord shall be the sole judge; then, in any one or more of such events, upon Landlord serving a written ten (10) days' notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced curing such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written three (3) days' notice of cancellation of this Lease upon Tenant and upon the expiration of said three (3) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.

            (B) If the notice provided for in Section 20(A) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the Minimum Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.


REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION:

      21. (A) In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for re-rental; (ii) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or (iii) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, or such net rent collected over the sums payable by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

            (B) In the event this Lease is terminated pursuant to the provisions of Article 20 herein, then in addition to the remedies Landlord may have pursuant to Section 21(A) herein, Landlord may elect, at its option, to recover from Tenant, all damages it may incur by reason of such breach, including the cost of recovering the Premises and reasonable attorneys' fees and expenses and shall be entitled to recover as and for liquidated damages, and not as a penalty, an amount equal to the difference between (1) the Minimum Rent, Additional Rent and charges equivalent to rent payable hereunder for the remainder of the stated term and (2) the reasonable rental value of the Premises for the remainder of the stated term, all of which shall be immediately due and payable by Tenant. In determining the rental value of the Premises for such period, the rental realized by any reletting, if such reletting be accomplished by Landlord within a reasonable period of time after the termination of this Lease, shall be deemed prima facie to be the rental value. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises are so relet, for its failure to collect the rent under such reletting, and no refusal or failure to relet or failure to collect rent shall affect Tenant's liability for damages or otherwise hereunder. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to herein.

            (C) In the event Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month-to-month, at a monthly rental equal to one and three-quarters times the Minimum Rent and additional rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy.

FEES AND EXPENSES:

      22. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorneys' fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefore, and if Tenant's Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.


NO REPRESENTATIONS BY LANDLORD:

      23. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and, except as otherwise represented or covenanted by Landlord in this Lease or otherwise set forth in this Lease, agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


END OF TERM:

      24. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and (except as stated in Article 7) Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this Lease shall expire at noon on the preceding Saturday, or if such last day be a legal holiday in which case it shall expire at midnight on the preceding business day.

QUIET ENJOYMENT:

      25. Landlord covenants and agrees with Tenant that upon Tenant paying the Minimum Rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 32 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.


FAILURE TO GIVE POSSESSION:

      26. If Landlord is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease or of any rent abatement or free rent period provided herein, if any, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay Minimum Rent and Additional Rent pursuant to Articles 3 and 5, respectively. Notwithstanding the foregoing, if Landlord is unable to give possession of the demised premises to Tenant within sixty (60) days after the Commencement Date, Tenant may by notice to Landlord, which must be given within seventy-five (75) days after the Commencement Date (time being of the essence), terminate this Lease. If, however, Landlord delivers possession of the Premises to Tenant on or before such seventy-fifth (75th) day, Tenant's right to terminate this Lease shall be of no further force or effect, and any termination notice given by Tenant pursuant to this paragraph shall be null and void. If Tenant gives such notice in a timely manner, this Lease shall be terminated as of the date of receipt of such notice by Landlord and neither party shall have any further liability to the other hereunder or otherwise with respect to this Lease, except pursuant to those provisions which expressly survive the expiration or sooner termination of this Lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.


NO WAIVER:

      27. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations set forth in or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than an account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the termination of this Lease and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or a surrender of the premises.


WAIVER OF TRIAL BY JURY:

      28. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.


INABILITY TO PERFORM:

      29. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to make any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed from so doing by reason of strike or labor troubles or any cause beyond Landlord's reasonable control including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. If it is within Landlord's reasonable control to eliminate the cause of its inability to perform any of its obligations under this Lease, then Landlord shall use commercially reasonable efforts to eliminate such cause, without being obligated to incur any extraordinary costs.


CAPTIONS:

      30. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision hereof.


ADJACENT EXCAVATION -- SHORING:

      31. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.


RULES AND REGULATIONS:

      32. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations attached hereto as Exhibit B and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner.


SECURITY:

      33. (A) Tenant has deposited with Landlord the sum of $230,483.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults beyond any applicable cure periods in respect of any of the terms, provision and conditions of this Lease, including, but not limited to, the payment of Minimum Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Minimum Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event Landlord shall use, apply or retain the whole or any part of the security deposited hereunder, Tenant shall immediately deliver to Landlord an amount equal to the sum used, applied or retained by Landlord in accordance therewith so that Landlord shall have as the security hereunder an amount equal to $230,483.00. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of this Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by

Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant represents that its Federal I.D. number is 13-3950002.

            (B) Tenant shall have the right, either (i) in lieu of the funds required to be deposited with Landlord pursuant to Article 33A above or (ii) at any time thereafter in substitution for such funds, to deposit and maintain with Landlord as the security deposit referred to in Article 33A, an irrevocable commercial letter of credit in the aggregate amount of $230,483.00 in form and substance satisfactory to Landlord, and issued by a member bank of the New York Clearing House Association, acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sight-draft, without presentation of any other documents, statements or authorizations, which letter of credit shall provide (a) for the continuance of such credit for the period of at least one
(1) year from the date hereof, (b) for the automatic extension of such letter of credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit for at least three (3) months beyond the Expiration
Date) unless such bank gives Landlord notice of its intention not to renew such letter of credit, not less than seventy-five (75) days prior to the initial or any future expiration date of such letter of credit and (c) that in the event such notice is given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such letter of credit and hold and apply the proceeds thereof in accordance with the provisions of Article 33A above. Each letter of credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, and in the event that (x) any default occurs under this Lease, or
(y) Landlord transfers its right, title and interest under this Lease to a third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party, or (z) notice is given by the bank issuing such letter of credit that it does not intend to renew the same, as above provided, then, in any such event, Landlord may draw on such letter of credit, and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided in
Article 33A above and herein. In the event Landlord shall use, apply or retain the whole or any part of the security deposited hereunder, Tenant shall immediately deliver to Landlord an amount equal to the sum used, applied or retained by Landlord in accordance therewith so that at all times during the term hereof, Landlord shall have as the security hereunder an amount equal to $230,483.00. Tenant shall pay Landlord's reasonable attorneys' fees in connection with the replacement, substitution or amendment of the letter of credit described herein or the drawing thereon by Landlord.


SUCCESSORS AND ASSIGNS:

      34. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

INSURANCE:

      35. Tenant covenants and agrees to obtain on or before the Commencement Date and to keep in force during the Term (a) "all risk" property insurance covering all present and future property of Tenant and all improvements and betterments located in the Premises and provided by or on behalf of Tenant, to a limit of not less than the full replacement value thereof, such insurance to include a replacement cost endorsement; and (b) a comprehensive general public liability insurance policy protecting against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. As of the date of this Lease, Landlord requires limits of liability thereunder of not less than the amount of Three Million ($3,000,000) dollars per occurrence for bodily or personal injury (including death) and in the amount of Five Hundred Thousand ($500,000) Dollars in respect of property damage. The insurance policies required hereunder shall be written by good and solvent insurance companies satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require. All insurance required hereunder shall name Tenant as the insured and shall also name as additional insureds Landlord and Tenant and such other parties as Landlord shall designate as additional insureds. The insurance required hereby may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policies or a certificate evidencing such insurance, except that the property insurance referred to above, however, must be evidenced by delivery by Tenant to Landlord of the ACORD Form 27, Evidence of Property Insurance Form or its equivalent. Said certificates (including ACORD Form 27 or its equivalent) shall contain an endorsement that such insurance may not be cancelled except upon thirty (30) days' prior notice to all insureds thereunder. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. At the option of Landlord, the originals of all policies or certificates of insurance shall be held by Landlord.


BROKERAGE:

      36. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Lease other than the Brokers, and Tenant covenants and agrees to hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) and liability arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for any brokerage commissions arising out of a sublease or assignment by Tenant. The provisions of this Article 36 shall survive the expiration or sooner termination of this Lease.


ESTOPPEL CERTIFICATE:

      37. Tenant shall, at any time and from time to time, as requested by Landlord, upon ten (10) days' prior notice, execute and deliver to Landlord a statement setting forth the Commencement Date, the Expiration Date, the Minimum Rent and Additional Rent and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force as modified and stating the modifications), the dates to which the Minimum Rent and Additional Rent have been paid, whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, and whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, specifying the same, and any other information Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.


HOLDING OVER:

      38. If Tenant retains possession of the Premises or any part thereof after the termination of the term of this Lease, Tenant shall pay Landlord Minimum Rent at 175% of the monthly rate specified in Article 3 for the time Tenant thus remains in possession, together with all Additional Rent payable hereunder (and Landlord may accept such amounts without in any way waiving its rights to require Tenant to vacate the Premises) and, in addition thereto, Tenant shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession.

      If Tenant remains in possession of the Premises, or any part thereof, after the termination of the term of this Lease, such holding over shall, at the election of Landlord expressed in a written notice to Tenant and not otherwise, constitute a tenancy from month-to-month. The provisions of this Article do not imply any right in Tenant to remain in the Premises after the termination of this Lease, or exclude Landlord's right of re-entry or any other right or remedy hereunder or at law which Landlord may have against a holdover tenant. If Tenant shall hold over, Tenant expressly waives any rights it may have under Section 2201 of the New York Civil Practice Law and Rules or any similar statute.


NOTICES:

      39. Every notice, demand, consent, approval, request or other communication (collectively, "notices") which may be or is required to be given under this Lease or by law shall be in writing and shall be sent either (a) by United States certified or registered mail, postage prepaid, return receipt requested, or (b) by overnight courier or, (c) hand delivery (against confirmation of delivery), and shall be addressed:

            (i) if to Tenant, addressed to Tenant at the Property, or at such other place as Tenant may from time to time designate by notice to
            Landlord:

            (ii) if to Landlord, addressed to the office of Landlord with a copy to Landlord addressed to or at such other place as Landlord may from time to time designate by notice to Tenant.

and the same shall be deemed delivered (A) the third business day after deposited in the United States mail, (B) the business day following delivery to an overnight courier or (C) when delivered by hand. A copy of any notice to Landlord shall be sent in like manner to Landlord's counsel, Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022, Attention: Robert M. Safron Esq. A notice given by counsel for Landlord or Tenant shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this Article. Notwithstanding the foregoing, either party hereto may give the other party telegraphic notice of the need of emergency repairs. Notices requesting after hours services may be given by delivery to the Building Manager or any other person in the Building designated by Landlord to receive such notices.


      40. INTENTIONALLY OMITTED


      41. INTENTIONALLY OMITTED


CERTAIN RIGHTS RESERVED TO LANDLORD:

      42. Landlord reserves the following rights:

      (A) To name the Property.

      (B) To install and maintain a sign or signs on the Property.

      (C) To constantly have pass keys to the Premises.

      (D) To close the Building for Holidays which will generally conform with paid union holidays for Building employees; provided that Tenant and its employees, agents, and invitees shall have access thereto, provided they comply with Rule 18 of the Rules and Regulations attached hereto as Exhibit B and such other rules or security measures as Landlord may impose in its sole discretion.


HAZARDOUS MATERIALS:

      43. (A) Tenant hereby represents, warrants and covenants that it shall not install or permit any Hazardous Materials to be placed or stored in or about the Premises, other than normal quantities of customary office and cleaning supplies, provided that Tenant complies with all applicable Legal Requirements in the storage, handling and disposal thereof. Tenant shall indemnify and hold Landlord harmless from and against any claims, demands, losses, liabilities, penalties and damages arising out of, or in any way connected with the installation, placement, storage or release of Hazardous Materials used or installed by Tenant, Tenant's employees, contractors or agents upon the Premises. If it is determined that Tenant, or its employees, contractors or agents installed, used, stored or placed Hazardous Materials in the Premises, Tenant shall be obligated to remove and dispose of said Hazardous Materials in compliance with all governmental requirements. This covenant shall survive the expiration or earlier termination of this Lease.

      (B) As used herein, the term "Hazardous Materials" shall be any petroleum product, asbestos product, or any other material, substance or waste that is now, or hereafter during the Term, recognized as being hazardous or dangerous to health or the environment by any federal, state or local agency having jurisdiction over the Building.


MISCELLANEOUS:

      44. (A) If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            (B) This Lease shall be governed in all respects by the laws of the State of New York.

            (C) If, in connection with obtaining financing for the Building, a bank, insurance company or other lending institution shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely affect Tenant's rights or obligations hereunder.

            (D) Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within thirty (30) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received within ten (10) days after making its request for the consent, within ten (10) days thereafter. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonably withholding or delaying of consent shall be as provided in this Section. Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of a ground lessor and/or a mortgagee is required, Landlord shall not be required to give its consent until and unless such ground lessor and/or mortgagee has given its consent. Landlord agrees to promptly seek such consent if Landlord would otherwise consent in such instance.

            (E) The persons executing this Lease on behalf of Tenant hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of Tenant.

            (F) Tenant may place signage on the entrance to the demised premises, subject to Landlord's prior reasonable approval, at Tenant's cost and expense. The listing of any name other than that of Tenant, whether on the doors of the demised premises, on the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the demised premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the demised premises, or to the use or occupancy thereof by others.

            (G) If Tenant is a partnership (which for purposes of this Section 44G shall be deemed to include a limited liability company or limited liability partnership) (or is comprised of two (2) or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually, or as joint venturers or as copartners or a partnership) (any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant:

(i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant and shall be binding upon Partnership Tenant and all parties, and (iv) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners.

            (H) In the event that Landlord or Tenant places the enforcement of this Lease or the collection of any Minimum Rent or additional rent due, or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, Landlord shall recover its attorneys' fees, disbursements and court costs from Tenant in connection with such matter, unless Tenant shall obtain a judgment against Landlord in an action thereon. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

            (I) Landlord and Tenant understand, agree, and acknowledge that (i) this Lease has been freely negotiated by both parties and (ii) in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

            (J) If at any time during the term of the Lease, space on the twentieth (20th) floor of the Building shall become available for lease by Landlord (such space shall be referred to herein as the "Offer Space"; it being understood that the size and configuration of the Offer Space shall be determined by Landlord in its sole discretion), then provided Tenant is not then in default hereunder, Landlord shall deliver to Tenant a notice ("Offer Space Notice") indicating that the Offer Space is available for leasing and such Offer Space Notice shall indicate the principal business terms on which the Landlord is willing to so lease the Offer Space. The preceding sentence is also subject to the right of any tenant or subtenant of space in the Building that has been granted an option or right to lease the Offer Space or any portion thereof, as well as to any existing and future rights of the existing and future tenants or subtenants thereof. Landlord agrees not to grant after the date hereof any options or rights to lease the Offer Space to any third parties other than any tenants thereof. For a period of fifteen (15) days following delivery of the Offer Space Notice, Landlord agrees to negotiate in good faith with Tenant to establish mutually agreeable business terms (the "Business Terms") for the lease of the Offer Space, unless Tenant waives such requirement. In the event Landlord and Tenant (i) fail to reach agreement on the Business Terms within such fifteen
(15) day period or (ii) reach agreement on the Business Terms within such fifteen (15) day period but fail to enter into a written agreement to lease the Offer Space within forty-five (45) days after delivery by Landlord of the Offer Space Notice for any reason whatsoever, then, in either such event (i) or (ii), Landlord shall be permitted to enter into an agreement with any other party or parties for the leasing of the Offer Space, and Landlord shall have no further obligations or liabilities to Tenant with respect to the Offer Space. Tenant agrees to keep all information respecting Landlord's intentions relating to the Offer Space in strict confidence.

            (K) For so long as Tenant shall lease the entire twenty-second
(22nd) floor of the Building, Tenant shall have the exclusive use of the terrace on the twenty-second (22nd) floor (the "Terrace"), subject to applicable Legal Requirements, and Tenant acknowledges that Landlord makes no representations as to whether such use is legally permitted. Tenant covenants that the Terrace shall be used by Tenant only in a safe and sanitary manner and in a manner which does not disturb the quiet enjoyment of the other tenants in the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, damages, liability, cost and expenses (including attorneys' fees and disbursements) which arise in connection with Tenant's use of the Terrace, including without limitation damage from any leaks. Tenant shall not
(i) store or keep any equipment, supplies, refuse or merchandise on the Terrace;
(ii) enclose the Terrace or any portion thereof; (iii) permit any cooking; (iv) lodge on the Terrace; or (v) place anything on the ledges or railings on the perimeter of the Terrace. Subject to Landlord's prior reasonable approval, Tenant may install tables, chairs, benches, landscaping and other items on the Terrace; provided, however, that Tenant shall not place any unreasonable burden on the structural integrity of the Terrace. Landlord shall not be obligated to clean the Terrace and Tenant, at its sole cost and expense, shall remove from and properly dispose of any debris from the Terrace whether or not generated by Tenant. Tenant shall keep all drains reasonably free of debris. Tenant covenants that Tenant shall be liable for any damage caused to the Terrace, the roof under the Terrace and the Building which is due to the acts or omissions of Tenant, or Tenant's agents, employees, invitees or contractors. Landlord covenants and agrees prior to April 30, 1999, but not more than once, to (i) perform the repairs recommended in that certain Engineering Report by Practical Design Associates, Inc., dated September 18, 1998, a copy of which is attached hereto as Exhibit D; (ii) relay the paving stones on the Terrace, if necessary, so as to create a smooth and even surface; (iii) repair or replace any roofing materials, as necessary, so as to ensure that the portion of the roof of the twenty-first (21st) floor of the Building immediately below the Terrace is water tight; and (iv) clear all drains serving the Terrace.


                                        G.S. 505 PARK, LLC
                                        By: GLORIOUS SUN 505 PARK INC.


                                        By: /s/ Chun To Yeung
                                            ----------------------------------
                                            Name: Chun To Yeung
                                            Title: President


                                        PLD TELEKOM INC.



                                        By: /s/ Simon Edwards
                                            ----------------------------------
                                            Name: Simon Edwards
                                            Title: CFO